UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement.

On February 28, 2013, Zogenix, Inc. (“Zogenix” or the “Company”) and Patheon UK Limited (“Patheon”) entered into a manufacturing services agreement (the “Services Agreement”). Under the Services Agreement, Patheon will serve as the Company’s exclusive manufacturer for the aseptic capsule assembly, filling and inspection, final device assembly and packaging of Sumavel® DosePro®, as well as other manufacturing and support services. The Services Agreement will replace the Company’s prior manufacturing services agreement with Patheon upon its expiration on October 31, 2013.

Under the Services Agreement, Zogenix is not required to have a minimum quantity of Sumavel® DosePro® manufactured, but is required to provide Patheon with forecasts of the required volumes of Sumavel® DosePro® the Company needs and is required to pay Patheon a monthly manufacturing fee over the term of the Services Agreement. The Company is also required to pay support and service fees, with the level of service fees increasing if annual production exceeds a specified volume. The term of the Services Agreement will commence on November 1, 2013 and expire on April 30, 2015. The parties may mutually agree in writing to renew the term for additional terms prior to the expiration of the then-current term.

Zogenix may terminate the Services Agreement upon specified written notice to Patheon. Either party may terminate the Services Agreement (1) upon written notice if the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under the agreement within a specified period following receipt of written notice of such breach, and (2) immediately upon written notice to the other party in the event that the other party is declared insolvent or bankrupt by a court of competent jurisdiction, a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party or the agreement is assigned by such other party for the benefit of creditors. Patheon may also terminate the Services Agreement upon specified written notice if the Company assigns the agreement to certain specified parties.

* * *

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by the Services Agreement, a copy of which Zogenix intends to file with its Quarterly Report on Form 10-Q for the period ending March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: March 1, 2013	By:	/s/ Ann D. Rhoads
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary